DEAR SHAREHOLDER, May 12, 2011

First quarter results were mixed, showing reasonable growth in assets, loans and deposits while earnings were less than the same period last year. We continue to have good loan demand, not only for residential refinances, but also for purchase money transactions for homes, as well as reasonable demand for commercial loans, both refinance and new money. BUILD loan applications in process or approved are almost double last year's results. As these loans draw construction funds, we will see an increase in local economic activity and loans outstanding.

As mentioned above, earnings were less than budget and less than last year first quarter. Net interest income declined slightly, and we increased the provision for loan losses $60,000 due mainly to the increase in loans outstanding. In addition, we wrote down two OREO properties to fair market value less costs to sell and had other OREO related expenses of $57,000. Equipment expense was also increased as we completed most of the installation of our backup data center, fiber line upgrades and moving our debit cards and ATMs to "real time" rather than nightly update.

We had approximately $40,000 in one time costs related to our acquisition of the three Northway branches located in New Hampshire. The transition process is going well. The Northway employees, who will become Union Bank employees, have been very positive and are looking forward to joining us in the second quarter. Calls on businesses who will become Union Bank customers have also gone well and we have been receiving loan requests already from some of them, all are good signs.

One other item affecting income was the excess liquidity we held for much of the period. Fed Funds and overnight deposits were considerably more than last year while short term interest rates are still at historic low levels, we were not able to employ these funds short term for a reasonable yield. We believe this to be a timing issue as loan demand has clearly picked up in many areas.

The past winter provided for some of the best outdoor activities in many years. Abundant snowfall made for great skiing and snowmobiling and brought many vacationers to our region. Preliminary reports from the Travel and Tourism sector are positive for the past season.

On April 1, David Silverman became President of the Bank and holding company as we work our way through the management succession plan. We hope you will join us at our annual meeting on May 18th as Directors Dick Sargent and Bob Rollins retire from the Board and as new Directors Tim Sargent and David Silverman are nominated to take their seats on the Board.

Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share to shareholders of record April 30, 2011, and payable May 12, 2011.

Sincerely,

Richard C. Sargent
Chairman

Kenneth D. Gibbons
Chief Executive Officer

Union Bankshares, Inc.

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

Transfer Agent: Registrar & Transfer Company
Attn: Stock Transfer Department
10 Commerce Drive
Cranford, NJ 07016

Phone: 800-368-5948
Fax: 908-497-2318
E-mail: info@rtco.com

NASDAQ Stock Market

Ticker Symbol:	UNB
Corporate Name:	Union Bankshares, Inc.
Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
Investor Relations:	www.UnionBankVT.com

UNION BANK OFFICES

(ATMs at all Branch Locations)

DANVILLE
421 Route 2 East
802-684-2211

FAIRFAX
Jct. Rtes. 104&128
802-849-2600

HARDWICK
103 VT Rte. 15
802-472-8100

JEFFERSONVILLE
44 Main St.
802-644-6600

JOHNSON
198 Lower Main St.
802-635-6600

LITTLETON, NH
263 Dells Road
603-444-7136

LYNDONVILLE
183 Depot St.
802-626-3100

MORRISVILLE
20 Lower Main St.
802-888-6600

65 Northgate Plaza
Route 100
802-888-6860

ST. ALBANS
15 Mapleville Depot
802-524-9000

ST. JOHNSBURY
364 Railroad St.
802-748-3131

325 Portland St.
802-748-3121

Green Mtn. Mall
1998 Memorial Dr.
802-748-2454

SO. BURLINGTON
Loan Center
30 Kimball Ave.
802-865-1000

STOWE
47 Park St.
802-253-6600

First Quarter Report



Union Bankshares, Inc.

March 31, 2011

NASDAQ: UNB

First Quarter Report

March 31, 2011

CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	March 31, 2011	March 31, 2010
Cash and due from banks	$5,154,076	$5,397,607
Federal funds sold & overnight deposits	24,841,637	10,164,066
Interest bearing deposits in banks	13,065,414	22,030,655
Investment securities	25,987,377	25,316,426
Loans held for sale	2,613,631	8,058,754
Loans, net	369,290,313	349,655,707
Reserve for loan losses	(3,907,792)	(3,455,515)
Premises and equipment, net	7,895,974	7,950,146
Other real estate owned, net	1,410,370	1,337,695
Accrued interest & other assets	13,301,464	13,370,885
Total Assets	**$459,652,464**	**$439,826,426**
LIABILITIES & SHAREHOLDERS' EQUITY		
Noninterest bearing deposits	$61,354,541	$53,978,595
Interest bearing deposits	322,662,463	311,352,919
Borrowed funds	26,891,789	27,343,647
Accrued interest & other liabilities	6,963,287	5,734,217
Common stock	9,846,572	9,843,572
Additional paid-in capital	267,088	225,589
Retained earnings	37,536,422	36,597,909
Accumulated other comprehensive loss	(2,046,861)	(1,516,971)
Treasury stock at cost	(3,822,837)	(3,733,051)
Total Liabilities & Shareholders' Equity	**$459,652,464**	**$439,826,426**

Standby letters of credit were $1,433,00 and $2,300,000 at March 31, 2011 and 2010, respectively.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	March 31, 2011	March 31, 2010
Interest income	$5,498,022	$5,643,453
Interest expense	960,631	1,055,564
Net interest income	**4,537,391**	**4,587,889**
Provision for loan losses	150,000	90,000
Net interest income after provision for loan losses	**4,387,391**	**4,497,889**
Trust income	132,181	108,752
Noninterest income	1,268,950	1,110,526
Noninterest expenses:		
Salaries & wages	1,730,340	1,565,084
Pension & employee benefits	816,846	760,126
Occupancy expense, net	290,077	254,518
Equipment expense	296,387	243,245
Other expenses	1,446,394	1,316,040
Total	4,580,044	4,139,013
Income before taxes	**1,208,478**	**1,578,154**
Income tax expense	180,704	359,177
Net income	**$1,027,774**	**$1,218,977**
Earnings per share	**$0.23**	**$0.27**
Book value per share	**$9.37**	**$9.28**

DIRECTORS – UNION BANKSHARES, INC.

Richard C. Sargent (chairman)
Cynthia D. Borck
Steven J. Bourgeois
Kenneth D. Gibbons
Robert P. Rollins
John H. Steel
Schuyler W. Sweet
Neil J. Van Dyke

DIRECTORS – UNION BANK

Richard C. Sargent (chairman)
Cynthia D. Borck
Steven J. Bourgeois
Kenneth D. Gibbons
Robert P. Rollins
Timothy W. Sargent
David S. Silverman
John H. Steel
Schuyler W. Sweet
Neil J. Van Dyke

OFFICERS – UNION BANKSHARES, INC.

Richard C. Sargent - Chairman
Kenneth D. Gibbons - President & CEO
Marsha A. Mongeon - Vice President/Treasurer
David S. Silverman - Vice President
John H. Steel - Secretary
JoAnn A. Tallman - Asst. Secretary

REGIONAL ADVISORY BOARDS

Judy F. Aydelott - Littleton
Steven J. Bourgeois - St. Albans
J.R. Alexis Clouatre - St. Johnsbury
Dwight A. Davis - St. Johnsbury
Kirk Dwyer - St. Johnsbury
Stanley T. Fillion - Littleton
Kenneth D. Gibbons - All
Rosemary H. Gingue - St. Johnsbury
Coleen Kohaut - St. Albans
Daniel J. Luneau - St. Albans
Samuel H. Ruggiano - St. Albans
Schuyler W. Sweet - Littleton
Norrine A. Williams - Littleton

OFFICERS – UNION BANK

Rhonda L. Bennett - Vice President	Morrisville
Therese H. Butler - Assistant Treasurer	Morrisville
Stacey L.B. Chase - Assistant Treasurer	Morrisville
Jeffrey G. Coslett - Senior Vice President	Morrisville
Michael C. Curtis - Vice President	St. Albans
Peter J. Eley - SVP, Managing Trust Officer	Morrisville
Kenneth D. Gibbons - President, CEO	Morrisville
Don D. Goodhue - Vice President	Morrisville
Melissa A. Greene - Asst. Vice President	Hardwick
Karyn J. Hale - Vice President	Morrisville
Claire A. Hindes - Asst. Vice President	Morrisville
Patricia N. Hogan - Vice President	Morrisville
Tracey D. Holbrook - Regional Vice Pres.	St. Johnsbury
Lura L. Jacques - Asst. VP, Trust Officer	St. Albans
Lynne P. Jewett - Asst. Vice President	Morrisville
Stephen H. Kendall - Vice President	Morrisville
Susan O. Laferriere - Vice President	St. Johnsbury
Dennis J. Lamothe - Vice President	St. Johnsbury
Susan F. Lassiter - Vice President	Jeffersonville
Christine S. Latulip - Vice President	Littleton
Edward L. Levite - Senior Loan Originator	So. Burlington
Carrie R. Locklin - Assistant Treasurer	Morrisville
Robyn A. Masi - Vice President	Stowe
Sherrie A. Menard - Assistant Vice President	Morrisville
Thomas J. Meshako - Senior Vice President	Morrisville
Marsha A. Mongeon - Sr. Vice President, CFO	Morrisville
Karen Carlson Noyes - Vice President	Morrisville
Barbara A. Olden - Vice President	St. Johnsbury
Deborah J. Partlow - Asst. VP, Sr. Trust Officer	Morrisville
Bradley S. Prior - Assistant Treasurer	Morrisville
Craig S. Provost - Vice President	Stowe
Colleen D. Putvain - Assistant Treasurer	Morrisville
Robert J. Richardson - Vice President	Morrisville
David S. Silverman - Senior Vice President	Morrisville
Judy R. Smith - Assistant Vice President	St. Albans
John H. Steel - Secretary	Stowe
Curtis C. Swan - Assistant Vice President	Fairfax
JoAnn A. Tallman - Assistant Secretary	Morrisville
Francis E. Welch - Assistant Vice President	Morrisville
Martha J. Wilkins - Assistant Treasurer	Lyndonville
Lorraine G. Willett - Assistant Vice President	Morrisville